Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of the 12th day of December, 2012, by and among CABOT CORPORATION, a Delaware corporation (the “Company”), the Designated Borrowers as of the date hereof (together with the Company, collectively, the “Borrowers”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, and Lenders constituting Required Lenders as of the date hereof.

WHEREAS, the Borrowers are party to that certain Credit Agreement, dated as of August 26, 2011 (as the same may be amended and in effect from time to time, the “Credit Agreement”), among the Borrowers, the Lenders from time to time party thereto and the Administrative Agent; and

WHEREAS, the Borrowers have requested that each of the Lenders agree, and Lenders constituting Required Lenders under the terms of the Credit Agreement have agreed, on the terms and subject to the conditions set forth herein, to make certain amendments to the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions; Loan Document. Capitalized terms used in this First Amendment without definition shall have the meaning assigned to such terms in the Credit Agreement. This First Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2. Amendments to Section 1.01 (Defined Terms) of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended as follows:

a. The definition of “Consolidated EBITDA” is hereby amended and restated in its entirety as follows:

““Consolidated EBITDA” means, with reference to any period, Consolidated Net Income for such period plus (a) without duplication, to the extent deducted from revenues in determining such Consolidated Net Income, (i) Consolidated Interest Charges (without giving effect to the last sentence of the definition of such term), (ii) the provision for federal, state, local and foreign income taxes payable, (iii) depreciation expense, (iv) amortization expense, and (v) other non-cash charges, minus (b) to the extent included in such Consolidated Net Income, all non-cash income or gains (including income tax benefits), all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period, if during such period the Company or any Subsidiary shall have made a Permitted Acquisition, Consolidated EBITDA for such period shall be calculated after giving effect to such Permitted Acquisition on a Pro Forma Basis as if such Permitted Acquisition occurred on the first day of such period.”

b. The definition of “Consolidated Interest Charges” is hereby amended and restated in its entirety as follows:

““Consolidated Interest Charges” means, with reference to any period, for the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period, the sum of all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest and other fees and charges incurred under any Securitization Transactions) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP. For the purposes of calculating Consolidated Interest Charges for any period, if during such period the Company or any Subsidiary shall have made a Permitted Acquisition, Consolidated Interest Charges for such period shall be calculated after giving effect to such Permitted Acquisition (and all associated Indebtedness) on a Pro Forma Basis as if such Permitted Acquisition occurred on the first day of such period.”

3. No Waiver. Except as a result of the amendments set forth in Paragraph 2 of this First Amendment, nothing contained in this First Amendment shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or to otherwise modify any provision of the Credit Agreement or any other Loan Document, or (ii) give rise to any defenses or counterclaims to the Administrative Agent’s or any of the Lenders’ right to compel payment of the Obligations when due or to otherwise enforce their respective rights and remedies under the Credit Agreement and the other Loan Documents.

4. Conditions to Effectiveness. This First Amendment shall become effective on the date upon which the Administrative Agent (or its counsel) receives from each of the Borrowers and each of the Lenders constituting Required Lenders (i) a counterpart of this First Amendment, signed on behalf of such Person, or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this First Amendment) that such Person has signed a counterpart of this First Amendment.

5. Legal Fees. The Company shall promptly pay, upon receiving an invoice therefor, all fees, charges and disbursements of Goulston & Storrs, PC, counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) incurred in connection with this First Amendment.

6. Representations and Warranties. The Borrowers represent and warrant to the Administrative Agent and the Lenders as follows:

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(a) The execution, delivery and performance of this First Amendment and the transactions contemplated hereby (i) are within each Borrower’s corporate powers, (ii) have been duly authorized by all necessary corporate and, if required, stockholder action, (iii) been duly executed and delivered by each Borrower, (iv) do not and will not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, (v) do not and will not violate any applicable law, rule or regulation of any Governmental Authority or any Organization Document of any Borrower, and (vi) do not and will not conflict with or result in any material breach or contravention of, or the creation of any material Lien under, or require any material payment to be made under (A) any material Contractual Obligation to which any Borrower is a party or affecting any Borrower or the properties of any Borrower or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Borrower or the properties of any Borrower or any of its Subsidiaries is subject.

(b) This First Amendment constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The representations and warranties made by the Borrowers in the Loan Documents are true and correct in all material respects (or in all respects if the applicable representation or warranty is already qualified by concepts of materiality) on and as of the date hereof, as though made on the date hereof.

(d) After giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.

7. Ratification, etc. Except as expressly amended by this First Amendment, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This First Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this First Amendment.

8. Reaffirmation of Guarantee. The Company hereby reaffirms its guarantee contained in Article IX of the Credit Agreement of the payment when and as due of the Obligations of the Designated Borrowers, and acknowledges and agrees that such guarantee is and shall remain in full force and effect after giving effect to this First Amendment.

9. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

10. Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this First Amendment.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Credit Agreement as a sealed instrument as of the date first set forth above.

BORROWERS: CABOT CORPORATION

By:	/s/ Steven Delahunt
Name:	Steven Delahunt
Title:	Vice President and Treasurer

CABOT ACTIVATED CARBON HOLDINGS UK LIMITED

By:	/s/ Brian A. Berube
Name:	Brian A. Berube
Title:	Director

CABOT SWITZERLAND GMBH

By:	/s/ Nicholas S. Cross
Name:	Nicholas S. Cross
Title:	Director

CABOT ACTIVATED CARBON B.V.

By:	/s/ Harold Corstjens
Name:	Harold Corstjens
Title:	Managing Director

Signature Pages to First Amendment to Credit Agreement (JPM/Cabot)

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ D. Scott Farquhar
Name:	D. Scott Farquhar
Title:	Senior Vice President

Citibank, N.A., as a Lender

By:	/s/ John Tucker
Name:	John Tucker
Title:	Vice President

Mizuho Corporate Bank, Ltd., as a Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

TD BANK, N.A., as a Lender

By:	/s/ Alan Garson
Name:	Alan Garson
Title:	Senior Vice President

Goldman Sachs Bank USA, as a Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

RBS CITIZENS, N.A., as a Lender

By:	/s/ Stephen F. O’Sullivan
Name:	Stephen F. O’Sullivan
Title:	Senior Vice President

Signature Pages to First Amendment to Credit Agreement (JPM/Cabot)

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark Irey
Name:	Mark Irey
Title:	Assistant Vice President

Bank of China, New York Branch, as a Lender

By:	/s/ Haifeng Xu
Name:	Haifeng Xu
Title:	Executive Vice President

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